SPECIMEN CLASS A CLASS CERTIFICATE

NUMBER	SHARES

_________A

CIS ACQUISITION LTD.

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

CLASS A SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP ____________

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE CLASS A SHARES OF

THE PAR VALUE OF $0.0001 EACH OF

CIS ACQUISITION LTD.

transferable in accordance with the Articles of Association of the Company, as amended. Capitalized terms not otherwise defined shall have the meanings assigned to them in the Company’s Amended and Restated Memorandum and Articles of Association. The Class A Shares will be automatically consolidated with all other classes of the Company’s Ordinary Shares upon consummation of its initial Acquisition Transaction, provided that the Company has not elected to grant its public shareholders their redemption rights by means of a Post-Acquisition Tender Offer, in which case the Class A Shares will automatically be converted to Class B Shares immediately following consummation of the Acquisition Transaction. Public shareholders who hold Class B Shares will be entitled to participate in the Post-Acquisition Tender Offer by tendering their Class B Shares in accordance with the instructions included in the Schedule TO and related tender offer documents to be filed with the SEC. The Class B Shares will be automatically consolidated with all other classes of the Company’s Ordinary Shares upon consummation of its Post-Acquisition Tender Offer. The Company will be forced to liquidate if it is unable to complete an Acquisition Transaction by ________, or if it is unable to commence or complete a Post-Acquisition Tender Offer by ________ or _________ respectively, all as more fully described in the Company’s final prospectus dated _______, 2012. Public shareholders who hold Class A Shares or Class B Shares will have their shares automatically converted into the right to receive a pro rata portion of the Trust Account in the event of such liquidation. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Secretary

CIS ACQUISITION LTD.

CORPORATE

SEAL 2012

BRITISH VIRGIN ISLANDS

CIS ACQUISITION LTD.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Amended and Restated Memorandum and Articles of Association of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of Class A Shares (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship
and not as tenants in common

UNIF GIFT MIN ACT -	Custodian
	(Cust)	(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said share on the books of the within named Corporation will full power of substitution in the premises.

Dated

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NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the Company’s liquidation upon a failure to consummate an Acquisition Transaction within the allotted time or (ii) if the holder seeks to convert his respective shares into cash in connection with an Acquisition Transaction for which shareholder approval is sought, which is actually consummated. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.

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